                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


Cassco Ice & Cold Storage, Inc., Virginia
Packaged Ice IP, Inc., Nevada
Reddy Ice Corporation, Nevada
Southern Bottled Water, Inc., Nevada